Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 94 to the Registration Statement on Form N-1A of our reports each dated February 19, 2009 for Variable Insurance Products Fund IV: VIP Consumer Discretionary Portfolio, VIP Energy Portfolio, VIP Growth Stock Portfolio, VIP Real Estate Portfolio, VIP Technology Portfolio, VIP Telecommunications Portfolio, and VIP Utilities Portfolios; of our reports each dated February 20, 2009 for VIP Financial Services Portfolio, VIP Industrials Portfolio, and VIP Consumer Staples Portfolio of our reports each dated February 23, 2009 for VIP Health Care Portfolio, VIP Materials Portfolio, and VIP Value Leaders Portfolio, and of our report dated February 24, 2009 for VIP International Capital Appreciation Portfolio on the financial statements and financial highlights included in the December 31, 2008 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

____________________________	/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
April 20, 2009